UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Third Eye Capital Corporation Amendment No. 7 to Note Purchase Agreement

On May 15, 2012, Aemetis Advanced Fuels Keyes, Inc., a subsidiary of Aemetis, Inc. (“AAKF”) entered into a Limited Waiver and Amendment No. 7 to the Note Purchase Agreement with Third Eye Capital Corporation as Agent, and Third Eye Capital Credit Opportunities Fund - Insight Fund, Sprott Private Credit Fund L.P. and Sprott PC Trust (the “Purchasers”) (the “Seventh Amendment”). Pursuant to the Seventh Amendment, Agent and Purchasers agreed to extend the maturity date of the Note to October 18, 2012 with a provision for an additional six month period extension for an extension fee to be determined later.  Agent and Purchasers agreed to waive the Minimum Quarterly Free Cash Flow covenant and the Cilion Plant Minimum Quarterly Production covenant for the quarters ended June 30, 2012.  In return, the Company agreed to pay an amendment fee of $213,000 (which will be added to the principal balance of the Note) and issue 1,000,000 shares of the Company’s common stock to the Purchasers.  As of May 14, 2012, the principal balance and all accrued and unpaid interest and fees outstanding on the Note was $7,086,580 and the accrued and unpaid Revenue Participation was $7,695,989.  Upon execution of the Seventh Amendment, the principal balance and all accrued and unpaid interest and fees outstanding on the Note will increase to $7,908,989.

Third Eye Capital Corporation Letter Amendment

On May 17, 2012, Aemetis, Inc. entered into a Letter Agreement in re Note and Warrant Purchase Agreement made as of May 16, 2008, as amended (“the Letter Agreement”), among the Company, Agent and Third Eye Capital Credit Opportunities Fund – ABL Opportunities Fund pursuant to which the Company purchased an additional note in the original principal balance of $840,000, for the aggregate purchase price of $700,000.   As of May 17, 2012, the principal balance and all accrued and unpaid interest and fees outstanding on the Notes, including the note purchased under the Letter Agreement was $7,143,036.

Item 2.03 Creation of a Direct Financial Obligation

On May 15, 2012, Third Eye Capital Corporation, as agent, (“Purchaser”) entered into the Limited Waiver and Seventh Amendment pursuant to which Purchaser agreed to extend the maturity date to October 18, 2012 with a provision for an additional six month period extension and waive the Minimum Quarterly Free Cash Flow covenant and the Cilion Plant Minimum Quarterly Production covenant for the quarters ended June 30, 2012.

On May 17, 2012, Aemetis, Inc. entered into a Letter Agreement in re Note and Warrant Purchase Agreement made as of May 16, 2008, as amended (“the Agreement”), among the Company, Agent and Third Eye Capital Credit Opportunities Fund – ABL Opportunities Fund pursuant to which the Company purchased an additional note in the original principal balance of $840,000, for the aggregate purchase price of $700,000.

The description of the Limited Waiver and Seventh Amendment is not complete and is qualified in its entirety by reference to the text of the agreement which is filed as exhibits to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 7 to Note Purchase Agreement dated as of May 15, 2012 by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation, as agent, Third Eye Capital Credit Opportunities Fund - Insight Fund, Sprott Private Credit Fund L.P. and Sprott PC Trust

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.
Date: May 21, 2012	By:	/s/ Eric McAfee
Eric A. McAfee
Chief Executive Officer